UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024

SYNAPTICS INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive San Jose, California	95131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 904-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2024, Dean Butler, the Senior Vice President and Chief Financial Officer of Synaptics Incorporated (the “Company”), informed the Company that he has decided to resign, effective February 26, 2024. Mr. Butler will remain employed with the Company and will assist with the transition of his responsibilities through April 5, 2024. Mr. Butler’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, accounting or other policies, or practices. The Company has begun a search for his replacement.

Effective upon Mr. Butler’s resignation, Michael Hurlston, President and Chief Executive Officer of the Company, will serve as the Company’s principal financial officer on an interim basis. Mr. Hurlston will not receive any additional compensation for this interim role. Mr. Hurlston’s biographical information has been previously disclosed in the Company’s proxy statement for its 2023 annual meeting of stockholders, as filed with the Securities and Exchange Commission on September 5, 2023, which information is incorporated herein by reference.

In connection with Mr. Butler’s resignation, Esther Song, the Company’s Vice President and Corporate Controller, will assume the responsibilities of principal accounting officer, effective as of February 26, 2024. Ms. Song, age 53, has served as the Company’s Vice President and Corporate Controller since February 2023. Ms. Song served as the Company’s Sr. Director and Global Controller from January 2015 to February 2023.

In connection with her appointment as the Company’s principal accounting officer, Ms. Song will receive a one-time grant of restricted stock units (“RSUs”) corresponding to a $300,000 equity value, one-third of which will vest on the first anniversary of the grant date, and one-twelfth of which will vest each quarter thereafter until fully vested.

There are no arrangements or understandings between Ms. Song and any other person pursuant to which she was appointed, nor are there are any family relationships between Ms. Song and any of the Company’s directors or executive officers. Ms. Song does not have any material interest in any transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 7.01 Regulation FD Disclosure

On February 27, 2024, the Company issued a press release regarding the events described in Item 5.02. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1	Press release from Synaptics Incorporated, dated February 27, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date: February 27, 2024	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner
Senior Vice President, Chief Legal Officer and Secretary